Exhibit 5

TROUTMAN SANDERS LLP Attorneys at Law Bank of America Plaza 600 Peachtree Street NE, Suite 5200 Atlanta, Georgia 30308-2216 404.885.3000 telephone 404.885.3900 facsimile troutmansanders.com

June 25, 2014

United Community Banks, Inc.

125 Highway 515 East

Blairsville, Georgia 30512

Re:	Form S-3 Registration Statement for Dividend Reinvestment
and Share Purchase Plan

Ladies and Gentlemen:

We have acted as counsel to United Community Banks, Inc., a Georgia corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, related to the Company’s Dividend Reinvestment and Share Purchase Plan (the “Plan”), and the proposed offer and sale of up to 500,000 shares of the Company’s common stock, par value $1.00 per share (the “Shares”) pursuant thereto.

In connection with the preparation of the Registration Statement, we have examined originals or copies of such corporate records, documents and other instruments relating to the authorization and issuance of the Shares as we have deemed relevant under the circumstances. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

Based upon and subject to the foregoing, it is our opinion that the offer and sale of the Shares pursuant to the Plan have been duly authorized by the Board of Directors of the Company, and such Shares, when issued in accordance with the terms and conditions of the Plan, will be legally and validly issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

TROUTMAN SANDERS LLP

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